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                                                                     EXHIBIT 5.2

                  Kaye, Scholer, Fierman, Hays & Handler, LLP





                                 June 30, 1999


Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street
Los Angeles, California 90071-1448

Ladies and Gentlemen:

        This opinion is furnished to you for the purposes of your issuing your opinion in connection with a registration statement (the "Registration
                                                          ------------
Statement") on Form S-3 filed on May 11, 1999 with the Securities and Exchange
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Commission under the Securities Act of 1933, as amended (the "Act"), relating to
                                                              ---
the registration, among other things, by Northrop Grumman Corporation, a
Delaware corporation (the "Company"), of $1,500,000,000 aggregate principal
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amount of the Company's senior and subordinated debt securities (collectively, the "Debt Securities"), warrants to purchase Debt Securities (the "Debt
     ---------------                                               ----
Warrants") and warrants to purchase preferred stock, par value $1.00 per share
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and common stock, par value $1.00 per share, or other securities (the "Equity
                                                                       ------
Warrants"). The Debt Securities, the Debt Warrants and the Equity Warrants are herein referred to collectively as the "Securities". The Securities may be
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issued from time to time by the Company after the Registration Statement becomes effective.

        In connection herewith, we have examined the following (the
"Documents"):

        1.   the Registration Statement;

        2. the form of Senior Indenture (incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed September 20, 1994) (the "Senior Indenture");
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        3.   the form of Subordinated Indenture (incorporated by reference to
Form S-3 Registration Statement filed August 18, 1994) (the "Subordinated
                                                              ------------
Indenture"; together with the Senior Indenture, being the "Indentures");
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        4.   the form of Warrant Agreement for Debt Securities (incorporated by reference to Form S-3 Registration Statement dated August 18, 1994) (the "Debt
                                                                          ----
Warrant Agreement");
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        5.   the form of Warrant Agreement for Equity Securities (incorporated by reference to Form S-3 registration Statement filed August 18, 1994) (the "Equity Warrant Agreement");
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        6.   the form of face and reverse of security contained in the Senior
Indenture which, when issued, will be a Debt Security; and

        7. the form of face and reverse of security contained in the Subordinated Indenture which, when issued, will be a Debt Security.

        We have examined the originals, or copies certified to our satisfaction, of such other agreements, instruments and documents, and have made such other investigation, as we have deemed necessary as a basis for the opinion expressed below. We have assumed that (a) the Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and (ii) has the corporate power and authority to enter into and perform the Documents, (b) the Documents have been and will be duly authorized, executed and delivered by the Company, (c) the Documents do not and will not conflict with or violate (i) the charter documents or board resolutions of the Company, (ii) any contract or court order to which the Company is a party or by which it is bound or (iii) the laws or regulations of any jurisdiction (other than the State of New York), (d) on the date of issuance of the Securities, (i) all parties shall have performed all of their obligations under the Documents to be performed on or before that date and (ii) all warranties and representations as to factual matters of the Company in the Documents are true, (e) the Registration Statement has become effective under the Act and (f) the Company has complied with applicable "blue sky" laws. We have further assumed the due execution and delivery, pursuant to due authorization, of the Documents and the documents and instruments referred to therein by each of the parties thereto other than the Company.

        Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Debt Securities, when issued, executed, delivered and authenticated as specified in the Indentures, in a form consistent with the relevant Indentures, and the Debt Warrants and the Equity Warrants, when issued, executed, delivered and authenticated as specified in the relevant Debt Warrant Agreement or Equity Warrant Agreement, as

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the case may be, in each case in a form consistent with the relevant Debt
Warrant Agreement or Equity Warrant Agreement, and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, will each be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

        Our opinion set forth above is subject to the following exceptions and qualifications:

        (a) Provisions in the Indentures which require that any waiver be in writing to be effective may not be enforceable.

        (b) The enforceability of Section 110 of each of the Indentures may be limited to circumstances in which the unenforceable portion of such Indenture is not an essential part thereof.

        Our opinion herein is limited to the laws of the State of New York.
This opinion is being delivered to you and may not be used or relied upon by any person or entity other than you. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Validity of the Debt and Equity Securities" in the Prospectus forming a part of such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   Kaye, Scholer, Fierman, Hays & Handler, LLP


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